Verisign Reports Second Quarter 2021 Results

RESTON, VA - July 22, 2021 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of domain name registry services and internet infrastructure, today reported financial results for the second quarter of 2021.

VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $329 million for the second quarter of 2021, up 4.8 percent from the same quarter in 2020. Verisign reported net income of $148 million and diluted earnings per share (diluted “EPS”) of $1.31 for the second quarter of 2021, compared to net income of $152 million and diluted EPS of $1.32 for the same quarter in 2020. The operating margin was 64.7 percent for the second quarter of 2021 compared to 65.8 percent for the same quarter in 2020.

“We’re pleased with the operational and financial results of the quarter as well as the continued efforts of our dedicated team. Last week we reached a new milestone for our critical internet infrastructure by marking 24 years of 100% availability in the .com/.net domain name resolution system,” said Jim Bidzos, Executive Chairman and Chief Executive Officer.

Financial Highlights

•On June 8, 2021, VeriSign, Inc. issued $750 million aggregate principal amount of 2.700% Senior Notes due 2031. On June 23, 2021, VeriSign, Inc. used the net proceeds from the offering, together with cash on hand, to fund the redemption of all of its outstanding $750 million, 4.625% Senior Notes due 2023; as part of this redemption, Verisign recognized a loss on debt extinguishment of $2.1 million related to the unamortized debt issuance costs on the notes.
•Verisign ended the second quarter of 2021 with cash, cash equivalents and marketable securities of $1.12 billion, a decrease of $44 million from the end of 2020.
•Cash flow from operating activities was $143 million for the second quarter of 2021, compared to $215 million for the same quarter in 2020.
•Deferred revenues as of June 30, 2021 totaled $1.11 billion, an increase of $50 million from the end of 2020.
•During the second quarter of 2021, Verisign repurchased 0.8 million shares of its common stock for an aggregate cost of $172 million. As of June 30, 2021, there was $737 million remaining for future share repurchases under the share repurchase program which has no expiration date.

Business Highlights
•Verisign ended the second quarter of 2021 with 170.6 million .com and .net domain name registrations in the domain name base, a 5.2 percent increase from the end of the second quarter of 2020, and a net increase of 2.59 million during the second quarter of 2021.
•During the second quarter of 2021, Verisign processed 11.7 million new domain name registrations for .com and .net, compared to 11.1 million for the same quarter in 2020.
•The final .com and .net renewal rate for the first quarter of 2021 was 76.0 percent compared to 75.4 percent for the same quarter in 2020. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2021 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4772 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.Verisign.com. An audio archive of the call will be available at https://investor.Verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.Verisign.com.

About Verisign

Verisign, a global provider of domain name registry services and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, attempted security breaches, cyber-attacks, and DDoS attacks against our systems and services; the introduction of undetected or unknown defects in our systems; vulnerabilities in the global routing system; system interruptions or system failures; damage to our data centers; risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions; any loss or modification of our right to operate the .com and .net gTLDs; changes or challenges to the pricing provisions of the .com Registry Agreement; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; economic, legal and political risks associated with our international operations; the impact of unfavorable tax rules and regulations; risks from the adoption of ICANN’s consensus and temporary policies, technical standards and other processes; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; the outcome of claims, lawsuits, audits or investigations; the effects of the COVID-19 pandemic; our ability to compete in the highly competitive business environment in which we operate; changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases; our ability to expand our services into developing and emerging economies; our ability to maintain strong relationships with registrars and their resellers; our ability to attract, retain and motivate our highly skilled employees; and our ability to protect and enforce our intellectual property rights. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2020, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: James Barbour, jbarbour@verisign.com, 703-948-3800

©2021 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$216,497	$401,194
Marketable securities	906,492	765,713
Other current assets	66,078	51,033
Total current assets	1,189,067	1,217,940
Property and equipment, net	247,694	245,571
Goodwill	52,527	52,527
Deferred tax assets	66,441	67,914
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	40,651	37,958
Total long-term assets	552,313	548,970
Total assets	$1,741,380	$1,766,910
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$175,350	$208,642
Deferred revenues	822,984	780,051
Total current liabilities	998,334	988,693
Long-term deferred revenues	289,881	282,838
Senior notes	1,784,654	1,790,083
Long-term tax and other liabilities	86,296	95,494
Total long-term liabilities	2,160,831	2,168,415
Total liabilities	3,159,165	3,157,108
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock and additional paid-in capital—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 354,071 at June 30, 2021 and 353,789 at December 31, 2020; Outstanding shares: 112,001 at June 30, 2021 and 113,470 at December 31, 2020	13,949,525	14,275,160
Accumulated deficit	(15,364,476)	(15,662,602)
Accumulated other comprehensive loss	(2,834)	(2,756)
Total stockholders’ deficit	(1,417,785)	(1,390,198)
Total liabilities and stockholders’ deficit	$1,741,380	$1,766,910

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$329,405	$314,365	$653,026	$626,889
Costs and expenses:
Cost of revenues	47,796	43,608	94,764	89,181
Sales and marketing	10,221	8,890	18,705	15,494
Research and development	19,808	18,202	40,119	35,560
General and administrative	38,601	36,885	76,052	73,610
Total costs and expenses	116,426	107,585	229,640	213,845
Operating income	212,979	206,780	423,386	413,044
Interest expense	(23,064)	(22,535)	(45,598)	(45,070)
Non-operating (loss) income, net	(2,041)	7,403	(1,597)	14,487
Income before income taxes	187,874	191,648	376,191	382,461
Income tax (expense) benefit	(40,102)	(39,169)	(78,065)	104,134
Net income	147,772	152,479	298,126	486,595
Other comprehensive (loss) income	(87)	(2,000)	(78)	263
Comprehensive income	$147,685	$150,479	$298,048	$486,858

Earnings per share:
Basic	$1.31	$1.32	$2.64	$4.20
Diluted	$1.31	$1.32	$2.64	$4.19
Shares used to compute earnings per share
Basic	112,387	115,347	112,757	115,861
Diluted	112,517	115,544	112,905	116,137

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$298,126	$486,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	23,577	22,841
Stock-based compensation	26,591	23,428
Other, net	4,398	(8,101)
Changes in operating assets and liabilities:
Other assets	(18,602)	(10,146)
Accounts payable and accrued liabilities	(36,787)	25,796
Deferred revenues	49,976	30,430
Net deferred income taxes and other long-term tax liabilities	(6,435)	(175,471)
Net cash provided by operating activities	340,844	395,372
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,482,952	995,194
Purchases of marketable securities	(1,623,566)	(1,167,680)
Purchases of property and equipment	(24,270)	(21,891)
Proceeds received related to sale of business	—	20,009
Net cash used in investing activities	(164,884)	(174,368)
Cash flows from financing activities:
Repayment of borrowings	(750,000)	—
Proceeds from senior note issuance, net of issuance costs	742,329	—
Repurchases of common stock	(361,199)	(429,826)
Proceeds from employee stock purchase plan	8,101	8,296
Net cash used in financing activities	(360,769)	(421,530)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(364)	(965)
Net decrease in cash, cash equivalents, and restricted cash	(185,173)	(201,491)
Cash, cash equivalents, and restricted cash at beginning of period	410,601	517,601
Cash, cash equivalents, and restricted cash at end of period	$225,428	$316,110
Supplemental cash flow disclosures:
Cash paid for interest	$48,718	$43,708
Cash paid for income taxes, net of refunds received	$98,993	$26,472